UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       January 27, 2014 (January 23, 2014)
                Date of Report (Date of earliest event reported)


                             FREEDOM PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                        333-184061             45-5440446
(State or other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)

650 Poydras Street, Suite 1400 Office 15,
           New Orleans LA                                          70130
Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (504) 799-2250

                    8580 E. Bellewood Place, Denver CO 80237
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17 CFR 240.13e -4(c))
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We are filing this  amendment  to include  the number and caption of  additional
Items which the disclosure contained in the initial 8-K filing, made on January 23, 2014 (the "Initial 8-K"), is applicable and make the disclosure more clear related thereto; such additional Item caption and numbers were inadvertently omitted from the Initial 8-K. Specifically, we are adding Item 5.01: Changes in Control of Registrant and Item 5.02:Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

No other changes have been made to the Initial 8-K. This Amendment speaks as of the original filing date, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the Initial 8-K.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

We are a party to that certain Securities Purchase Agreement (the "Agreement") by and among ourselves, certain of our shareholders (the "Selling Shareholders") owning an aggregate of 27,000,000 shares (approximately 51.7%) of our common stock (the "Sold Stock") and Anton Lin ("Lin") dated January 23, 2014. Pursuant to the Agreement, Lin purchased the Sold Stock for $27,000 (the "Purchase Price") from the Selling Shareholders in a private sale transaction (the "Private Sale"). Mr. Lin used his own personal funds to pay the Purchase Price. The Selling Shareholders are Thomas Hynes ("Hynes"), our sole officer and director, and Nina Bijedic ("Bijedic") - our corporate secretary. The parties also entered into an Escrow Agreement providing for an escrow agent to receive and distribute the Sold Stock and the Purchase Price pursuant to the terms of the Agreement. Following the Private Sale, a change in control occurred since Mr. Lin now owns almost 52% of our outstanding common stock. At the time of this Report, we are not aware of any other arrangements that would later result in a change in control.

Pursuant to the Agreement, and not as a result of any disagreements between us and the individuals, Hynes and Bijedic, submitted their resignations from all positions held with us; prior to the closing of the Private Sale, our Board of Directors appointed Lin as our sole director and Chief Executive Officer, which appointments shall be effective after the closing of the Private Sale.

The Agreement contains representations and warranties, and covenants by the Company, the Selling Shareholders and Lin which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; and no brokers used, and with respect to the Selling Shareholders: authorization and ownership; and with respect to Lin: authorization, accredited investor status and investment intent.

Mr. Lin has strategic expertise in investment management and international business development in the oil and gas sector, including activity in Asia, Europe, the Middle East and Africa. He is sole UK partner for a multi-hundred million dollar private equity company based in China, in which capacity he has won mandates to work on two multi-billion dollar oil asset sales to Chinese national oil companies. As Founder and CEO of Access to Ghana, Lin helps Asian and European companies enter Ghana's fast-growing economy in a sustainable, socially responsible manner. His work has included handling the preparations for offshore exploration blocks as well as the financing and preparations for onshore exploration blocks. He also performs private advisory and fundraising work on project structuring and financing for mineral and oil companies across

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the  African  continent.  A Captain in the  British  Army,  Lin was  deployed to
Afghanistan in 2009. He earned a degree in Jurisprudence from the University of Oxford and also attended the Royal Military Academy Sandhurst in Surrey, England. Lin also holds an Investment Advice Diploma from the Chartered Institute for Securities and Investment (CISI), London.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF OFFICERS; COMPENSATORY ARRANGEMENTS OF
           CERTAIN OFFICERS.

To the extent required by Item 3.02, Item 5.01 and Item 5.02 of Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company's common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

The foregoing description of the Agreement and Escrow Agreement (collectively, the "Transaction Documents") does not purport to be complete and is qualified in its entirety by reference to the Form of Agreement and Escrow Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein. The Transaction Documents have been attached as exhibits to this Current Report on Form 8-K solely in order to provide investors and security holders with information regarding their terms. It is not intended to provide any other financial information about the Company or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Transaction Documents, may be subject to limitations agreed upon by the parties thereto and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 EXHIBITS

Exhibit No.                       Description
-----------                       -----------

10.1     Form of Securities  Purchase  Agreement  (Incorporated  by reference to
         Exhibit  10.1 to the  Current  Report on Form 8-K filed on January  23,
         2014)
10.2 Form of Escrow Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 23, 2014)

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2014                        Freedom Petroleum, Inc.


                                               By: /s/ Anton Lin
                                                  ------------------------------
                                                  Anton Lin, CEO

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